UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2006

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 5, 2006, The SCO Group, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Letter Agreement, dated October 31, 2004 (the “Original Letter Agreement”) among the Company, Boies, Schiller & Flexner LLP (“BSF”), Kevin McBride, and Berger Singerman.

The purpose of the Amendment is to replenish, as necessary, the escrow account (the “Escrow Account”), which is designed to cover the expert, consulting and other expenses of the current litigation between the Company and International Business Machines Corporation, Novell, Inc., Red Hat, Inc., AutoZone, Inc. and Daimler Chrysler, Inc.  The Company and BSF mutually agreed, pursuant to the terms of the Amendment, to initially replenish the Escrow Account in the amount of $5 million.

In addition, the Amendment provides that any money remaining in the Escrow Account after the completion of the work contemplated in the Original Letter Agreement will be returned to the Company, after the Company has paid all approved expenses contemplated in the Original Letter Agreement and in the Amendment that are to be paid from the Escrow Account.  The Original Letter Agreement was filed as an exhibit to a Current Report on Form 8-K on November 4, 2004.

This description of the Amendment is subject to, and qualified in its entirety by, the First Amendment to the Letter Agreement attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

99.1	First Amendment to the Letter Agreement dated October 31, 2004 among The SCO Group, Inc., Boies, Schiller & Flexner LLP, Kevin McBride, and Berger Singerman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2006

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to the Letter Agreement dated October 31, 2004 among The SCO Group, Inc., Boies, Schiller & Flexner LLP, Kevin McBride, and Berger Singerman.